EXHIBIT 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Luca Benedetto, President and Treasurer (Principal executive, financial and accounting Officer) of Cyber Apps World, Inc., a Nevada corporation (the “Registrant”) hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

a)

the Quarterly Report on Form 10-Q of the Registrant for the quarter ended January 31, 2024 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

b)	the information contained in the Report Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 22, 2024	By:	/s/ Luca Benedetto
Luca Benedetto
President and Treasurer
(Principal Executive, Financial and Accounting Officer)